Exhibit 23.5

CONSENT OF QUALIFIED PERSON

In connection with the Hecla Mining Company Registration Statement on Form S-3 and any amendments or supplements and/or exhibits thereto (collectively, the “Form S-3”), the undersigned consents to:

(i) the incorporation by references and use of the technical report summary titled “Technical Report Summary on the Casa Berardi Mine, Northwestern Québec, Canada” (the “TRS”), with an effective date of December 31, 2023 in the Form S-3;

(ii) the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the TRS and Form S-3; and

(iii) any extracts or summaries of the TRS included or incorporated by reference in the Form S-3, and the use of any information derived, summarized, quoted or referenced from the TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-3.

Dated: February 13, 2025

RESPEC Company LLC

/s/ Thomas L. Dyer
Thomas L. Dyer, PE
Principal Engineer and
Reno Office Manager